Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Frontier Financial Corporation

We consent to the incorporation by reference in Registration Statement Numbers 333-48805, 333-73217, 333-54362, 333-37242 and 333-50882 on Forms S-8 of
Frontier Financial Corporation, of our report dated March 14, 2006, with respect to the consolidated balance sheet of Frontier Financial Corporation as of December 31, 2005 and December 31, 2004, and the related consolidated statements of income, shareowners' equity and cash flows for the three years ended December 31, 2005, and in our same report, with respect to Frontier Financial Corporation, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which is included in the annual report on Form 10-K of Frontier Financial Corporation, for the year ended December 31, 2005.


/s/ Moss Adams LLP

Everett, Washington
March 14, 2006

                                      -43-